UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, Terrence D. Daniels, a member of the Board of Directors (the “Board”) of Asset Acceptance Capital Corp. (the “Company”), notified the Company of his retirement from the Board effective August 28, 2012.

The Board increased the number of directors to nine from eight and elected H. Philip Goodeve and Gerald J. Wilkins to fill the vacancies created by Mr. Daniels’ retirement and the increase in the number of directors. Mr. Goodeve and Mr. Wilkins will be Class II Directors, with terms expiring at the Company’s annual meeting of shareholders in 2014. In connection with their election to the Board of Directors, Mr. Goodeve and Mr. Wilkins each will receive under the Company’s 2012 Stock Incentive Plan a grant of restricted stock units having a grant date value of $31,250 and vesting at the rate of 50% each year of their service on the anniversary of the grant date. Mr. Goodeve and Mr. Wilkins will also be compensated under the Company’s non-associate director compensation policy as described in the Company’s most recent proxy statement.

The Board also appointed H. Eugene Lockhart, a director of the Company since 2004, as the Chairman of the Board.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release, dated August 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 28, 2012	Asset Acceptance Capital Corp.

	By:	/s/ E.L. Herbert
Name: E.L. Herbert
Title: Vice President and General Counsel

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